                                                                    EXHIBIT 3.19

        THIS AMALGAMATION AGREEMENT dated the 14th day of February, 2000;

BETWEEN:

        YPTEL LIMITED, a company continued under the Companies Act (Nova Scotia) as a company limited by shares

        ("YPTEL")

                                     - and -

        TELYP CORPORATION, a body corporate incorporated under the Companies Act (Nova Scotia) as an unlimited company

        ("ULC")

        WHEREAS:

(a) YPTEL was incorporated under the Canada Business Corporations Act under the name "YPTel Corporation" on July 22, 1998 and subsequently continued into Nova Scotia under the name "YPtel Limited" pursuant to the Companies Act (Nova Scotia) on February 14, 2000 and currently has an authorized capital consisting of One Thousand (1,000) Class B Shares without nominal or par value (the "YPTEL Class B Shares"), One Million Eight Hundred and Forty One Thousand (1,841,000) Class C Shares without nominal or par value (the "YPTEL Class C Shares"), One Hundred Thousand (100,000) Class D Shares without nominal or par value (the "YPTEL Class D Shares") and One Hundred Million (100,000,000) Common Shares without nominal or par value (the "YPTEL Common Shares"), of which One Hundred
(100) YPTEL Class B Shares, no YPTEL Class C Shares, One Hundred (100) YPTEL Class D Shares and Thirteen Million Five Hundred and Forty- Nine Thousand Three Hundred and Eight (13,549,300) YPTEL Common Shares are issued and outstanding as fully paid and non-assessable;

(b) There are presently issued and outstanding a warrant entitling the holder to acquire on exercise thereof One Million Six Hundred and Seventy-three Thousand Six Hundred and Thirty-seven (1,673,637) YPTEL Class C Shares ("Warrant No. 1") and a warrant entitling the holder to acquire on exercise thereof

One Hundred and Seven Thousand Three Hundred and Sixty-three (167,363) YPTEL Class C Shares ("Warrant No. 2");

(c) ULC was incorporated under the Companies Act (Nova Scotia) on December 22, 1999 as an unlimited liability company and has an authorized capital of One Hundred Thousand (100,000) shares without nominal or par value, of which One (1) share is issued and outstanding as fully paid but assessable and is registered in the name of YPTEL (the "ULC Share"); and

(d) It is considered desirable and in the interests of YPTEL and ULC that they be amalgamated pursuant to the provisions of Section134 of the Companies Act (Nova Scotia);

        NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. YPTEL and UCL shall be amalgamated (the "Amalgamation") into and continue as one company ("Amalco") pursuant to the provisions of Section 134 of the Companies Act (Nova Scotia) effective on the earlier of: (i) March 15; and (ii) the date of filing of this Agreement, together with an Order of the Supreme Court of Nova Scotia approving this Agreement, with the Nova Scotia Registrar of Joint Stock Companies pursuant to Subsection 134(9) of the Companies Act (Nova Scotia).

2. The attributes and characteristics of Amalco shall be as follows:

        (a)     The name of Amalco shall be "YPtel Corporation";

        (b) The registered office of Amalco shall be Summit Place, 1601 Lower Water Street, P.O. Box 730, Halifax, Nova Scotia, B3J 2V1;

        (c) The authorized capital of Amalco shall be One Hundred Million (100,000,000) Common Shares without nominal or par value, One Thousand (1,000) Class B Shares without nominal or par value, One Million Eight Hundred and Forty One Thousand (1,841,000) Class C Shares without nominal or par value and One Hundred Thousand (100,000) Class D Shares without nominal or par value, which Common Shares, Class B Shares, Class C Shares and Class D Shares shall be subject to the rights, privileges, restrictions and conditions set out in Appendix "A" to the Articles of Association attached hereto as Schedule "B", with power to divide the shares in the capital for the time being into several classes and/or to attach thereto respectively any preferential, common, deferred or qualified rights, privileges or conditions, including restrictions on voting and including redemption or purchase of such shares, subject, however, to the Companies Act (Nova Scotia) and amendments thereto;

        (d)     The liability of the members of Amalco shall be unlimited;

        (e) The Memorandum of Association of Amalco shall be that attached hereto as Schedule "A" until amended, altered or added to;

        (f) The name, occupation and place of residence of the first directors of Amalco shall be as follows:

NAME                   OCCUPATION                    ADDRESS
----                   ----------                    -------
George Anderson        Executive                     28 Towne Hill Road
                                                     Topsfield, Massachusetts
                                                     USA 01983

Jeffrey L. Rosenthal   Executive                     13 Tofino Crescent
                                                     Toronto, Ontario
                                                     M3B 1R9

Stephen D. Lister      Executive                     49 Chine Drive
                                                     Toronto, Ontario
                                                     M1M 2K8

J. Nicholas Ross       Executive                     113 Garfield Avenue
                                                     Toronto, Ontario

                                                     M4T 1G2

Douglas G. McIntyre    Executive                     72 The Kingsway
                                                     Toronto, Ontario
                                                     M8H 2T4

Wilmot L. Matthews     Executive                     27 Elgin Street
                                                     Toronto, Ontario
                                                     M5R 1G5

Robert E. Flynn        Executive                     14 Woodley Road
                                                     Winnetka, IL 60093

                and such directors shall hold office while qualified until their successors are from time to time elected in the manner provided in the Articles of Association of Amalco;

        (g) The manner of converting the authorized and issued capital of YPTEL and ULC into that of Amalco shall be as follows:

                (i) each hold of a YPTEL Class B Share, or a fraction thereof, as the case may be, shall be entitled to One
                        (1) fully paid but assessable Class B Share of the capital of Amalco, or a corresponding fraction thereof, as the case may be, in exchange for each such YPTEL Class B Share, or fraction thereof;

                (ii) each holder of a YPTEL Class D share shall be entitled to One (1) fully paid but assessable Class D Share of the capital of Amalco in exchange for each such YPTEL Class D Share; and

                (iii) each holder of a YPTEL Common Share shall be entitled to One (1) fully paid but assessable Common Share of the capital of Amalco in exchange for each such YPTEL Common Share;

                (iv) if Warrant No. 1 and Warrant No. 2 are exercised prior to the Amalgamation, each holder of a YPTEL Class C Share shall be entitled to One (1) fully paid but assessable Class Share of the capital of Amalco in exchange for each such YPTEL Class Share;

                (v) the ULC Share, which is held by YPTEL, shall be cancelled;

        (h) The manner of converting Warrant No. 1 and Warrant No. 2 if they are not exercised prior to the Amalgamation shall be as follows:

                (i) the holder of a Warrant No. 1 shall be entitled to a warrant to acquire One Million Six Hundred and Seventy-three Thousand Six Hundred and Thirty- seven (1,673,637) Class C Shares of the capital of Amalco in exchange for Warrant No. 1; and

                (ii) the holder of a Warrant No. 2 shall be entitled to a warrant to acquire One Hundred and Sixty-seven Thousand Three Hundred and Sixty-three (167,363) Class C Shares of the capital of Amalco in exchange for Warrant No. 2;

        (i) The Articles of Association of Amalco shall be those attached hereto as Schedule "B" until repealed, amended, altered or added to.

3. Amalco shall possess all the property, rights, privileges and franchises, and shall be subject to all the liabilities, contracts and debts, of YPTEL and ULC.

4. All rights of creditors against the property, rights and assets of YPTEL and ULC, respectively, and all liens upon their respective properties, rights, and assets, shall be unimpaired by the Amalgamation and all debts, contracts, liabilities and duties of YPTEL and ULC, respectively, shall thenceforth attach to Amalco and may be enforced against it to the same extent as if such debts, contracts, liabilities and duties had been incurred or contracted by Amalco.

5. No action or proceeding by or against YPTEL and ULC shall abate or be affected by the amalgamation but for the purposes of such actions or proceedings YPTEL and ULC, as the case may be, shall be deemed still to exist and Amalco may be substituted in such action or proceeding in the place thereof.

6. YPTEL and ULC shall execute and deliver such documents and papers and take such further actions as may be required to carry out the terms and conditions hereof and to consummate the Amalgamation in accordance with this Agreement.

7. This Agreement shall enure to the benefit of and be binding upon YPTEL and ULC and their respective successors and assigns.

8. In case any one or more provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions contained herein (including, without limitation, the further assurances made by YPTEL and ULC pursuant to Section 6 of this Agreement) shall not in any way be affected or impaired thereby.

9. This Agreement shall be governed by and construed in accordance with the laws of the Province of Nova Scotia.

10. Completion of the Amalgamation is subject to approval by the shareholders of YPTEL and ULC in the manner specified in subsection (4) of Section 134 of the Companies Act (Nova Scotia) and by a Judge of the Supreme Court of Nova Scotia as required by subsection (5) of Section 134 of the Companies Act (Nova Scotia).

        IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

SIGNED, SEALED and DELIVERED   )  YPTEL LIMITED
- in the presence of -         )
                               )
                               )  Per: /s/ Edward Truant
                               )  Name: Edward Truant
                               )  Title: Secretary, Treasurer and Chief
                               )         Financial Officer
                               )
                               )  TELYP CORPORATION
                               )  Per: /s/ Edward Truant
                               )  Name: Edward Truant
                               )  Title: President

                                  SCHEDULE "A"

                                  COMPANIES ACT

                            CHAPTER 81, R.S.N.S. 1989

MEMORANDUM OF ASSOCIATION OF YPTEL CORPORATION

--------------------------------------------------------------------------------

1  -  The name of the Company is YPTEL CORPORATION.

--------------------------------------------------------------------------------

2  -  There are no restrictions on the objects and powers of the Company.

--------------------------------------------------------------------------------


3 - Pursuant to subsection (11) of Section 26 of the Companies Act, to the intent that subsection (9) of Section 26 not apply to the Company, the following powers are hereby expressly conferred upon the Company:

                The Company shall have power to

                (a) sell or dispose of its undertaking or a substantial part thereof;

                (b) subject to the provisions of the Act with respect to reduction of capital, distribute any of its property in specie among its members; and

                (c)     amalgamate with any company or other body of persons.

--------------------------------------------------------------------------------

4  -  The liability of all of the members is unlimited.

                                  SCHEDULE "B"

                                  COMPANIES ACT
                                  (NOVA SCOTIA)

                                UNLIMITED COMPANY

                             ARTICLES OF ASSOCIATION

                                       OF

                                YPTEL CORPORATION


        1. In these Articles, unless there be something in the subject or context inconsistent therewith:

                "Act" means the Companies Act (Nova Scotia) as amended;

                "Board" means the directors of the Company for the time being;

                "Company" means the Company named above;

                "dividend" includes bonus;

                "member" and "Shareholder" are used interchangeably;

                "Memorandum" means the Memorandum of Association of the Company and all amendments thereto;

                "Month" means calendar month;

                "Office" means the registered office for the time being of the Company;

                "Proxyholder" includes an alternate proxyholder;

                "Register" means the register of members to be kept pursuant to
                Section 42 of the Act;

                "Registrar" means the Registrar of Joint Stock Companies for the time being;

                "Reporting Company" and "Reporting Issuer" have the meanings given to them respectively by the Act;

                "Secretary" includes any person appointed to perform the duties of Secretary of the Company temporarily;

                "Shareholder" means member as that term is used in the Act in connection with an unlimited company having share capital;

                "Special Resolution" has the meaning assigned by Section 87 of the Act;

                "these Presents" and "these Articles" includes these Articles of Association (and schedules thereto) and any modification or alteration thereof for the time being in force;

                "written" and "in writing" mean and include words printed, lithographed, represented or reproduced in any mode in a visible form;

                Words importing the singular number only, include the plural number and vice versa;

                Words importing the masculine gender only, include the feminine gender, and

                Words importing persons include corporations.


        2. The regulations contained in Table "A" in the first schedule to the Act shall not apply to the Company.

        3. The directors may enter into and carry into effect or adopt and carry into effect any agreement or agreements from time to time made by or with the promoters of the Company by or on behalf of the Company with full power nevertheless from time to time to agree to any modification of the terms of such agreement or agreements either before or after execution thereof.

        4. The directors may, out of any moneys of the Company for the time being in their hands, pay all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

                                     SHARES

        5. The authorized capital of the Company consists of 100,000,000 Common Shares without nominal or par value, 1,000 Class B Shares without nominal or par value, 1,841,000 Class C Shares without nominal or par value and 100,000 Class D Shares without nominal or par value, which Common Shares, Class B Shares, Class C Shares and Class D Shares are subject to the rights, privileges, restrictions and conditions set out on Appendix "A" hereto, with power to divide the shares in the capital for the time being into several classes and/or to attach thereto respectively any preferential, common, deferred or qualified rights, privileges or conditions, including restrictions on voting and including redemption or purchase of such shares, subject, however, to the Act and amendments thereto.

        6. Subject to the provisions of the agreement or agreements mentioned in
Article 3 hereof, the shares shall be under the control of the directors who may allot or otherwise dispose of the same to such persons on such terms and conditions and at such times as the directors may think fit and with full power to give to any person the call of any shares during such time and for such consideration as the directors think fit.

        7. Shares may be registered in the names of any number of persons not exceeding three as joint holders thereof.

        8. Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not, except as ordered by a Court of competent jurisdiction, or as by statute required, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

                                  CERTIFICATES

        9. Certificates of title to shares shall be signed by any one of the President or a Vice- President or a director or the Secretary or an Assistant Secretary or by such other person as the directors may authorize.

        10. Every member shall be entitled to one certificate for all his shares, or to several certificates each for one or more of such shares.

        11. Where shares are registered in the names of two or more persons, the Company shall not be bound to issue more than one certificate or one set of certificates, and such certificate or set of certificates shall be delivered to the person first named on the Register.

        12. If any certificate be worn out or defaced, then upon production thereof to the directors, they may order the same to be cancelled, and may issue a new certificate in lieu thereof; and if any certificate is lost or destroyed, then upon proof thereof to the satisfaction of the directors, and on such indemnity as the directors deem adequate being given, a new certificate in lieu thereof shall be given to the person entitled to such lost or destroyed certificate.

        13. The directors may cause to be kept in any place or places either in or outside of Nova Scotia, one or more branch Registers.

                               TRANSFER OF SHARES

        14. The instrument of transfer of any share in the Company shall be signed by the transferor and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof, and shall be entitled to receive any dividend declared thereon before the registration of transfer.

        15. The instrument of transfer of any share shall be in writing in the following form, or as near thereto as circumstances will permit:

        For value received...........................hereby, sell, assign and transfer unto................................. Shares of the Capital
        Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint ................... attorney to transfer the said stock on the books of the within named Company with the full power of substitution in the premises,

        Dated the   day of      , 19

        WITNESS:

        16. Every instrument of transfer shall be left at the Office for registration, accompanied by the certificate of the shares to be transferred, and such other evidence as the Company may require to prove the title of the transferor or his right to transfer the shares.

        17. Every instrument of transfer shall, after the registration thereof, remain in the custody of the Company, but any instrument of transfer which the directors decline to register shall be returned to the person depositing the same.

                        INCREASE AND REDUCTION OF CAPITAL

        18. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the Company in general meeting may, from time to time, increase the capital by the creation or issue of new shares of such amount as it thinks expedient.

        19. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the Act and the restrictions on allotment, disposition and transferability in these Articles, the new shares may be issued upon such terms and conditions, and with such rights and privileges annexed thereto, as the general meeting resolving upon the creation thereof shall direct; and if no direction be given, as the directors shall determine, and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company, and with a special or without any right of voting.

        20. Except so far as otherwise provided by the conditions of issue, or by these Articles, any capital raised by the creation of new shares shall be considered part of the original capital, and shall be subject to the provisions herein contained.

        21. Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the Company shall reduce all or a portion of the paid-up capital on its shares by returning same to the holders thereof if such reduction and return is authorized by resolution at a meeting of the Shareholders who are the registered owners of Seventy- Five Percent (75%) or more of the shares which entitle the holders thereof to vote at a general meeting. If the return of paid-up capital is so authorized, the Shareholders approving of such return at such meeting shall determine when the paid-up capital shall be returned on the shares of the Company, the amount of paid-up capital to be returned on each such share and whether such paid-up capital should be returned to the holders of such shares in the form of cash, a promissory note or other assets of the Company. The amount of the reduction in the paid-up capital of the shares shall be recorded in the accounts of the Company.

        22. The purpose of this Article is to restrict the operation of Section 12(1) of the Third Schedule to the Act in the manner permitted by that Section. In the case of an amendment to the Memorandum or Articles of the Company of the kind referred to in clause (a), (b) or (e) of subsection (2) of Section 2 of the Third Schedule to the Act, any class of shares or any series of shares affected by the amendment in a manner different from other shares of the same class shall not carry the right to vote separately as a class or series upon any such amendment.

                                CLASSES OF SHARES

        23. Subject to the rights, if any, of the holders of shares of any class or series of shares entitled to vote separately as a class or series thereon, and subject to the provisions of these Articles, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividends, voting, return of share capital or otherwise, as the Company may from time to time by Special Resolution determine. Any preference shares may with the sanction of a Special Resolution of the Company be issued on the terms that they are, at the option of the Company, liable to be redeemed or purchased by the Company.

                                BORROWING POWERS

        24. The directors on behalf of the Company may from time to time in their discretion:

                (a) Raise or borrow money for the purposes of the Company or any of them;

                (b) Secure the repayment of moneys so raised or borrowed in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the execution and delivery of mortgages of the Company's real or personal property, or by the issue of bonds, debentures or debenture stock of the Company secured by mortgage or otherwise or charged upon all or any part of the property of the Company, both present and future, including its uncalled capital for the time being;

                (c) Sign or endorse bills, notes, acceptances, cheques, contracts, and other evidence of or securities for money borrowed or to be borrowed for the purposes aforesaid; and

                (d)     Pledge debentures as security for loans.

        25. Bonds, debentures, debenture stock and other securities may be made assignable, free from any equities between the Company and the person to whom the same may be issued.

        26. Any bonds, debentures, debenture stock, and other securities may be issued at a discount, premium, or otherwise, and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of directors, and otherwise.

                                  RECORD DATES

        27. (1) For the purpose of determining

                (a) shareholders entitled to receive payment of a dividend, or

                (b) who is a shareholder for any other purpose except the right to receive notice of, or to vote at, a meeting,

the Directors may fix in advance a date as the record date for the determination of shareholders, but for the record date so fixed shall not precede by more than fifty days the particular action to be taken.

        (2) For the purpose of determining shareholders entitled to receive notice of a meeting of shareholders, the Directors may fix in advance a date as the record date for the determination of shareholders, but the record date so fixed shall not precede the date on which the meeting is to be held by more than fifty days or less than twenty-one days.

        (3) If no record date is fixed pursuant to subsection (1) or (2),

                        (a) the record date for the determination of shareholders for any purpose, other than to establish a shareholder's right to receive notice of, or to vote at, a meeting, is the day on which the Directors pass the resolution relating to the particular purpose; and

                        (b) the record date for the determination of shareholders entitled to receive notice of, or to vote at, a meeting of shareholders is

                                (i) the day immediately preceding the day on which the notice is given, or

                                (ii) if no notice is given, the day on which the meeting is held.

                (4) Subject to subsection (5), where a record date is fixed for a Company, notice thereof shall, not less than seven days before the record date, be given

                        (a) by advertisement in a newspaper in general circulation in the place where the head office of the Company is situated and in each place in Canada where the Company has a transfer agent or where a transfer of Company's shares may be recorded; and


                        (b) by written notice to each stock exchange, if any, in Canada on which the shares of the Company are listed for trading.

                (5) Notice of a record date fixed for a company need not be given where notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the Register at the close of business on the date the Directors fix the record date.

                                    MEETINGS

        28. The first meeting of the Company shall be held within eighteen months from the date of the registration of the Memorandum of Association of the Company and at such place as the directors may determine.

        29. Other general meetings shall be held once at least in every calendar year, at such time and place as may be determined by the directors and not more than fifteen months after the preceding general meeting.

        30. The general meetings referred to in the next preceding Article shall be called ordinary general meetings; and all other meetings of the Company shall be called special general meetings.

        31. The directors, whenever they think fit, may convene a special general meeting and, on the requisition of members of the Company holding not less than five percent of the shares of the Company carrying the right to vote at the meeting sought to be held, the directors shall forthwith proceed to convene a special general meeting of the Company to be held at such time and place as may be determined by the directors.

        32. The requisition must state the objects of the meeting required, and must be signed by the members making the same and shall be deposited at the Office, and may consist of several documents in like form each signed by one or more of the requisitionists.

        33. If the directors do not proceed to cause a meeting to be held, within twenty-one days from the date of the requisition being so deposited, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene the meeting, but any meeting so convened shall not be held after three months from the date of such deposit.

        34. If at any such meeting a resolution requiring confirmation at another meeting is passed, the directors shall forthwith convene a further special general meeting for the purpose of con sidering such resolution; and if thought fit, of confirming it as a Special Resolution; and if the directors do not convene the meeting within seven days from the date of the passing of the first resolution, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene the meeting.

        35. Any meeting convened under the foregoing provisions by the requisitionists shall be convened in the same manner as nearly as possible as that in which meetings are to be convened by directors.

        36. At least twenty-one days' notice of every general meeting specifying the place, day and hour of the meeting, and, in the case of special business, the general nature of such business, shall be sent to the members entitled to be present at such meeting by notice sent by post or otherwise served as hereinafter provided; and, with the consent in writing of all the members entitled to vote at such meeting, a meeting may be convened by shorter notice and in any manner they think fit, or if all the members are present at a meeting, either in person or by proxy, notice of time, place and purpose of the meeting may be waived.

        37. Where it is proposed to pass Special Resolution, the two meetings may be convened by one and the same notice, and it shall be no objection to such notice that it only convenes the second meeting contingently upon the resolution being passed by the required majority at the first meeting.

        38. The accidental omission to give any such notice to any of the members or the non- receipt of any such notice by any of the members shall not invalidate any resolution passed at any such meeting.

                         PROCEEDINGS AT GENERAL MEETINGS

        39. The business of an ordinary general meeting shall be to receive and consider the financial statements of the Company, the reports of the directors and of the auditors, if any, to elect directors in the place of those retiring and to transact any other business which under these Articles ought to be transacted at an ordinary general meeting.

        40. (1) Two members (where there is more than one member) personally present or represented by proxy and entitled to vote shall be a quorum for a general meeting. A corporation which is a member of the Company and which has duly appointed a representative under the provisions of the Act who is personally present at the meeting, shall for the purposes of this Article be considered as if personally present thereat.

            (2) If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the members of the Company pursuant to Article 31, shall be dissolved; but in any other case it shall stand adjourned, to the same day, in the next week, at the same time, and place, and if at such adjourned meeting a quorum is not present, those members entitled to vote as aforesaid who are present shall be a quorum, and may transact the business for which the meeting was called.

        41. No business shall be transacted at any general meeting unless the quorum requisite be present at the commencement of the business.

        42. The Chairman of the Board shall be entitled to take the chair at every general meeting, or if there be no Chairman of the Board, or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding such meeting, the President, or failing him a Vice- President who is a director, shall be entitled to take the chair and if none of the Chairman of the Board nor the President, nor such a Vice-President, shall be present within fifteen minutes after the time appointed for holding the meeting, the members present entitled to vote at the meeting shall choose another director as Chairman and if no director is present or if all the directors present decline to take the chair, then the members present entitled to vote shall choose one of their number to be Chairman.

        43. Every question submitted to a meeting shall be decided, in the first instance, by a show of hands, and in the case of an equality of votes, the Chairman shall not, whether on a show of hands or on a poll, have a casting vote in addition to the vote or votes to which he may be entitled as a member.

        44. At any general meeting a resolution put to the meeting shall be decided by a show of hands, unless a poll is (before or on the declaration of the result of a show of hands) demanded by the Chairman or by a member, or by a Proxyholder and, unless a poll is so demanded a declaration by the Chairman that a resolution has been carried, or carried by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book of proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution. Subject to the Act and these Articles, a resolution shall be carried if more than Fifty Percent (50%) of the votes are cast in favour of such resolution by the members entitled to vote thereon.

        45. If a poll is demanded as aforesaid, it shall be taken in such manner, at such time and place as the Chairman of the meeting directs, and either at once, or after an interval or adjournment or otherwise, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn. In case of any dispute as to the admission or rejection of a vote, the Chairman shall determine the same, and such determination made in good faith, shall be final and conclusive.

        46. The Chairman of a general meeting may, with the consent of the meeting, adjourn the same from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

        47. Any poll demanded on the election of a Chairman of a meeting or any question of adjournment shall be taken at the meeting, and without adjournment.

        48. The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

                                VOTES OF MEMBERS

        49. (1) Subject to the Act, the provisions applicable to any shares issued under conditions limiting or excluding the right of holders thereof to vote at general meetings and these Articles, on a show of hands every member present in person and every Proxyholder, subject to Section 85F(2) of the Act, shall have one vote, and upon a poll every member present in person or by proxy shall have one vote for every share held by him.

            (2) Where a corporation being a member is represented by a Proxyholder who is not a member or by a representative duly authorized under the Act, such Proxyholder or representative shall be entitled to vote for such corporation either on a show of hands or on a poll.

        50. Where there are joint registered holders of any share, any one of such persons may vote at any meeting either personally or by proxy, in respect of such share, as if he were solely entitled thereto; and if more than one of such joint holders is present at any meeting, personally or by proxy, that one of the said persons so present, whose name stands first on the Register in respect of such share, shall alone be entitled to vote in respect thereof.

        51. Votes may be given either personally or by proxy or in the case of a corporation by a representative duly authorized under the Act.

        52. (1) A proxy shall be in writing under the hand of the appointer or of his attorney duly authorized in writing, or, if such appointer is a corporation, under its common seal or the hand of its attorney or representative authorized in the manner referred to in Section 86(l)(a) of the Act.

            (2) Holders of share warrants shall not be entitled to vote by proxy in respect of the shares included in such warrants unless otherwise expressed in such warrants.

        53. A member of unsound mind, in respect of whom an order has been made by any Court of competent jurisdiction, may vote by his guardian or other person in the nature of a guardian appointed by that Court and any such guardian or other person may vote by proxy.

        54. A proxy and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of that power or authority shall be deposited with the Chairman of the meeting before or at the meeting or adjourned meeting at which it is to be voted. A proxy shall cease to be valid one year after its date.

        55. A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death of the principal, or revocation of the proxy, or transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, revocation, or transfer shall have been received before the meeting, at the Office of the Company or by the Chairman of the meeting before the vote is given.

        56. Every form of proxy, whether for a specific meeting or otherwise shall, as nearly as circumstances will admit, be in the form or to the effect following; or in such other form complying with the regulations made pursuant to the Act as the directors may from time to time determine:

        I..................of .................... in the County of
        .................. being a member of YPTEL CORPORATION, hereby appoint
        ...................................... of (or failing him
        ................. of ............... or failing him ................ of
        ..............) as my proxy to attend and vote for me and on my behalf at the ordinary general (or special general as the case may be) meeting of the Company, to be held on the ....... day of .................. and at any adjournment thereof, or at any meeting of the Company which may be held within .................... months from the date thereof.

                [if the proxy solicited by or on behalf of management of the Company, a statement to that effect]

                As witness my hand this ...... day of ............., 19...
                Witness ..................... Shareholder ................

        57. Any resolution passed by the directors, notice whereof shall be given to the members in the manner in which notices are hereinafter directed to be given and which shall, within one month after it has been passed, be ratified and confirmed in writing by members entitled on a poll to three-fifths of the votes, shall be as valid and effectual as a resolution of a general meeting, but this Article shall not apply to a resolution for winding up the Company, to a resolution passed in respect of any matter which by statute or these presents ought to be dealt with by Special Resolution, or any action which, by virtue of subsection 12(1) of the Third Schedule to the Act, requires approval in accordance with that subsection.

        58. (1) A resolution, including a Special Resolution, in writing and signed by every Shareholder who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such Shareholders at a meeting and satisfied all the requirements of the Act respecting meetings of the Shareholders.

            (2) A copy of every resolution referred to in subsection (1) of this Article shall be kept with the minutes of proceedings of Shareholders.

                                    DIRECTORS

        59. The number of directors shall be a minimum of One(l) and a maximum of Ten (10) natural persons.

        60. The directors shall have power at any time and from time to time to appoint any other person as a director either to fill a casual vacancy or as an addition but the total number of directors shall not at any time exceed the maximum number, fixed as above, and no such appointment shall be effective unless two-thirds of the directors concur therein.

        61. A director is not required to hold a share in the Company to qualify as a director.

        62. The continuing directors may act notwithstanding any vacancy in their body; but if the number fall below the minimum above fixed the directors shall not, except in emergencies or for the purpose of filling up vacancies, act so long as the number is below the minimum.

        63. The directors shall be paid out of the funds of the Company by way of remuneration for their service such sums, if any, as the Company in general meeting may determine and such remuneration shall be divided among them in such proportions and manner as the directors may determine; the directors may also be paid their reasonable traveling and hotel and other expenses incurred in consequence of their attendance at meetings of the Board and otherwise in the execution of their duties as directors.

        64. A director may, in conjunction with the office of director, and on such terms as to remuneration and otherwise as the directors arrange or determine, hold any other office or place of profit under the Company or under any company in which the Company shall be a shareholder or otherwise interested or under any other company.

        65. The office of a director shall ipso facto be vacated:

                (a) if he becomes bankrupt or makes an authorized assignment or suspends payment, or compounds with his creditors;

                (b) if he is found to be of unsound mind by a Court of competent jurisdiction;

                (c) if by notice in writing to the Company he resigns his office; or

                (d) if he is removed by resolution of the Company as provided in Article 76 hereof.

        66. No director shall be disqualified by his office from contracting with the Company either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into or proposed to be entered into by or on behalf of the Company in which any director shall be in any way interested, either directly or indirectly, be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such director holding that office or of the fiduciary relations thereby established; but it is declared that the nature of his interest must be declared by him in the manner required by the Act. No director shall as a director vote in respect of any contract or arrangement in which he is so interested as aforesaid; and if he does so vote his vote shall not be counted, but this prohibition may at any time or times be suspended or relaxed to any extent by a general meeting and such prohibition shall not apply to any contract by or on behalf of the Company to give to the directors or any of them any security for advances or by way of indemnity or to the agreement or agreements referred to in Article 3 of these Articles or to any modification of such agreement or agreements or any agreement or agreements substituted therefor or any matter arising there from.

                              ELECTION OF DIRECTORS

        67. At every ordinary general meeting, all the directors shall retire from office, but shall hold office until the dissolution of the meeting at which their successors are elected. The Company shall at such meeting fill up the vacant offices by electing a like manner of persons to be directors, unless it is determined at such meeting to reduce or increase the number of directors. A retiring director shall be eligible for re-election.

        68. If at any ordinary general meeting at which an election of directors ought to take place, no such election takes place, or if no ordinary general meeting is held in any year or period of years, the retiring directors shall continue in office until their successors are elected and a general meeting for that purpose may on notice be held at any time.

        69. The Company in general meeting may from time to time increase or reduce the number of directors, and may determine or alter their qualifications.

        70. The Company may, by Special Resolution, remove any director before the expiration of his period of office and appoint another person who may be qualified or become qualified in his stead; and the person so appointed shall hold office during such time only as the director in whose place he is appointed would have held the same if he had not been removed.

                        THE PRESIDENT AND VICE-PRESIDENT

        71. The directors shall appoint the President of the Company and may determine the period for which he is to hold office. The President shall have general supervision of the business of the Company and shall perform such duties as may be assigned to him by the Board from time to time.

        72. The directors may also appoint one or more Vice-Presidents, and may determine the period for which each of them are to hold office. A Vice-President shall, at the request of the Board and subject to its directions, perform the duties of the President during the absence, illness or incapacity of the President, or during such period as the President may request him so to do.

        73. The directors may elect or appoint such other officers of the Company, having such powers and duties as they think fit. If the directors so decide, the same person may hold more than one of the offices provided for in these Articles.

                              CHAIRMAN OF THE BOARD

        74. The directors may elect one of their number to be Chairman of the Board and may determine the period during which he is to hold office. He shall perform such duties and receive such special remuneration as the Board may from time to time provide.

                            PROCEEDINGS OF DIRECTORS

        75. The directors may meet together for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit. The quorum necessary for the transaction of business shall be a majority of the directors provided that if a quorum is not present at any meeting of directors, such meeting shall be adjourned to another date determined by the Chairman of the Board; at such adjourned meeting the quorum will be those directors present.

        76. Meetings of directors may be held either within or without the Province of Nova Scotia and the directors may from time to time make arrangements relating to the time and place of holding directors' meetings. In any event:

                (a) Meetings of directors shall be regularly scheduled at the end of the calendar year of the Company for the immediately following calendar year of the Company and notice of all of those meetings shall be delivered or mailed or telegraphed, telephoned or telefaxed to each director at least 48 hours before the meeting is to take place;

                (b) In the case of a meeting of directors, other than a meeting described in Paragraph (a) immediately above and an adjourned meeting, notice of every such meeting shall be delivered or mailed or telegraphed, telephoned or telefaxed to each director at least five (5) business days before the meeting is to take place;

                (c) In the case of a meeting of directors that has been adjourned pursuant to Article 81, notice of every such adjourned meeting shall be delivered or mailed or telegraphed, telephoned or telefaxed to each director at least seventy-two (72) hours before the meeting is to take place; and

                (d) A meeting of directors may be held without formal notice if all the directors are present and waive notice, or if those absent have signified their assent to such meeting or their consent to the business transacted thereat.

        77. A director may participate in a meeting of directors or of a committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to bear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting.

        78. The President or any director may at any time, and the Secretary, upon the request of the President or a director shall, convene a meeting of the directors.

        79. Questions arising at any meeting of directors shall be decided by a majority of votes, and in case of an equality of votes the Chairman shall not have a second or casting vote.

        80. The Chairman of the Board shall preside at the meeting of the directors. If no Chairman of the Board is elected, or if at any meeting of directors he is not present within five minutes after the time appointed for holding the same, the President shall preside, and if the President is not present at the time appointed for holding the meeting, a Vice-President who is a director shall preside and, if neither the

President nor such a Vice-President is present at any meeting within the time aforesaid, the directors present shall choose some one of their number to be Chairman of such meeting.

        81. A meeting of the directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretion by or under the statutes in that behalf or of the regulations of the Company vested in or exercisable by the directors generally.

        82. Subject to any other Article in these Articles, the directors may delegate any of their powers to committees, consisting of such number of members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the directors.

        83. The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the directors so far as the same are applicable thereto and are not superseded by any regulations made by the directors under the next preceding Article.

        84. All acts done at any meeting of the directors or of a committee of directors, or by any person acting as a director shall, notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of such directors or persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

        85. (1) A resolution in writing and signed by every director who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such directors at a meeting.

            (2) A copy of every resolution referred to in subsection (1) of this Article shall be kept with the minutes of proceedings of the directors or committee thereof, as the case may be.

        86. If any one or more of the directors are called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for any of the purposes of the Company, or the business thereof, the Company may remunerate the director or directors so doing, either by a fixed sum or by a percentage of profits or otherwise, as may be determined by the directors, and such remuneration may be either in addition to or in substitution for his share in the remuneration above provided.

        87. If a resolution authorizes the entering into of an agreement or the performance of any act, that resolution shall be deemed to authorize the execution of such further documents and the doing of such further things as may be necessary or desirable in connection therewith by the persons authorized to act by the resolution.

                                    REGISTERS

        88. The directors shall cause a proper Register to be kept in accordance with the provisions of the Act.

        89. The directors may cause to be kept in any place outside of Nova Scotia a branch register of members in accordance with the provisions of the Act.

        90. The directors shall also cause to be kept a proper register, containing the names and addresses and occupations of its directors or managers in accordance with the provisions of the Act.

        91. The directors shall cause a proper register of the holders of debentures to be kept at the Office in accordance with the provisions of the Act.

        92. The directors may cause to be kept in any place outside of Nova Scotia a branch register of the holders of debentures in accordance with the provisions of the Act.

                                     MINUTES

        93. The directors shall cause minutes to be duly entered in books for that purpose:

                (1)     Of all appointments of officers;

                (2) Of the names of the directors present at each meeting of the directors and of any committees of directors;

                (3) Of all orders made by the directors and committees of directors;

                (4) Of all resolutions and proceedings of meetings of the Shareholders and of meetings of the directors;

        Any such minutes of any meeting of the directors or of any committee, or of the Company if purporting to be signed by the Chairman of such meeting or by the Chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.

                               POWERS OF DIRECTORS

        94. The management of the business of the Company shall be vested in the directors, who, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by statute expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the statutes in that behalf and of these Articles and to any regulations from time to time made by the Company in general meeting; provided that no regulation so made shall invalidate any prior act of the directors, which would have been valid if such regulation had not been made.

        95. Without restricting the generality of the terms of the last preceding Article and without prejudice to the general powers conferred thereby, and the other powers conferred or restrictions imposed by these Articles on the powers of the directors, it is hereby expressly declared that the directors shall have the following powers, that is to say power from time to time:

                (1) To take such steps as they think fit to carry into effect any agreement or contract made by or on behalf of the Company;

                (2) To pay the costs, charges and expenses, preliminary and incidental to the promotion, formation, establishment, and registration of the Company;

                (3) To purchase, or otherwise acquire, for the Company any property, rights or privileges which the Company is authorized to acquire, and at such price and generally on such terms and conditions as they think fit;

                (4) At their discretion, to pay for any property, rights, or privileges acquired by or services rendered to the Company, either wholly or partially in cash or in shares, bonds, debentures or other securities of the Company, and any such shares may be issued either as fully paid up, or with such amount credited as paid up thereon as may be agreed upon; and any such bonds, debentures, or other securities may be either specifically charged upon all or any part of the property of the Company, or not so charged;

                (5) To secure the fulfilment of any contracts or engagements entered into by the Company, by mortgage or charge of all or any of the property of the Company and its unpaid capital for the time being, or in such other manner as they may think fit;

                (6) To appoint, and at their discretion remove or suspend, such experts, managers, secretaries, assistant secretaries, treasurers, officers, clerks, agents and servants for permanent, temporary or special services, as they from time to time think fit, and to determine their powers and duties, and fix their salaries or emoluments, and to require security in such instances and to such amounts as they think fit;

                (7) To accept from any member insofar as the law permits, and on such terms and conditions as shall be agreed upon, a surrender of his shares or any part thereof;

                        provided that the Company forthwith cancel such surrendered shares or any part thereof, as the case may be;

                (8) To appoint any person or persons (whether incorporated or not) to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, and for any other purposes, and to execute and do all such deeds and things as may be requisite in relation to any such trust, and to provide for the remuneration of any such trustee or trustees;

                (9) To institute, conduct, defend, compound, or abandon any legal proceedings by or against the Company, or its officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due, and of any claims or demands by or against the Company;

                (10) To refer any claims or demands by or against the Company to arbitration, and observe and perform the awards;

                (11) To make and give receipts, releases and other discharges for money payable to the Company and for claims and demands of the Company;

                (12) To determine who shall be entitled to exercise the borrowing powers of the Company and sign on the Company's behalf bonds, debentures or other securities, bills, notes, receipts, acceptances, assignments, transfers, hypothecation, pledges, endorsements, cheques, drafts, releases, contracts, agreements and all other instruments and documents;

                (13) To provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as may be thought fit;

                (14) To invest and deal with any of the moneys of the Company not immediately required for the purposes thereof upon such securities and in such manner as they think fit, and from time to time to vary or realize such investments;

                (15) To execute in the name and on behalf of the Company, in favour of any director or any other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company's property, present and future, as they think fit, and any such mortgages may contain a power of sale, and such other powers, covenants and provisions as shall be agreed on;

                (16) To set aside out of the profits of the Company before declaring any dividend, such sums as they think proper as a reserve fund to meet contingencies, or to provide for dividends, or for depreciation, or for repairing, improving and maintaining any of the property of the Company and for such other purposes as the directors shall in their absolute discretion think conducive to the interests of the Company; and to invest the several sums so set aside upon such investments other than shares of the Company as they may think fit, and from time to time to deal with and vary such investments, and to dispose of all or any part thereof for the benefit of the Company, and to divide the reserve fund into such special funds as they think fit, with full power to employ the assets constituting the reserve fund in the business of the Company; and that without being bound to keep the same separate from the other assets;

                (17) From time to time to make, vary and repeal by-laws for the regulation of the business of the Company, or of its officers and servants, or the members of the Company, or any section or class thereof;

                (18) To enter into all such negotiations and contracts, and rescind and vary all such contracts, and execute and do all such acts, deeds, and things in the name and on behalf of the Company as they may consider expedient for or in relation to any of the matters aforesaid, or otherwise for the purposes of the Company; and

                (19) To provide for the management of the affairs of the Company in such manner as they shall think fit.

                                   SOLICITORS

        96. The Company may employ or retain a solicitor or solicitors, and such solicitor(s) may, at the request of the Board, or on instructions of the Chairman of the Board, or the President, attend meetings of the directors or Shareholders, whether or not he, himself, is a member or director of the Company. If a solicitor is also a director, he may nevertheless charge for services rendered to the Company as a solicitor.

                             SECRETARY AND TREASURER

        97. There shall be a Secretary of the Company, who shall keep the minutes of Shareholders' and directors' meetings and shall perform such other duties as may be assigned to him by the Board. The Board may also appoint a Chief Executive Officer, a Chief Financial Officer, a Treasurer and one or more Assistant Secretaries of the Company to carry out such duties as the Board may assign.

        98. The Secretary and Treasurer of the Company shall be appointed by the directors. If the directors think fit, the same person may hold both offices.

        99. If the directors think fit, the same person may hold the offices of President and Secretary.

        100. The directors may appoint a temporary substitute for the Secretary, who shall, for the purposes of these Articles, be deemed to be the Secretary.

                                    THE SEAL

        101. The directors shall procure a seal for the Company and shall provide for its safe custody.

                                    DIVIDENDS

        102. The profits of the Company, subject to the provisions of the Memorandum of Association, and of these presents and to the rights of persons, if any, entitled to shares with special rights as to dividends, may be divided among the Shareholders in accordance with the terms of the shares held by them.

        103. The directors may from time to time declare such dividend upon the shares of the Company as they may deem proper according to the rights of the members and the respective classes thereof, and may determine the date upon which the same shall be payable, and provide that any such dividend shall be payable to the persons registered as the holders of the shares in respect of which the same is declared at the close of business upon such date as the directors may specify, and no transfer of such shares made or registered, after the date so specified, shall pass any right to the dividend so declared.

        104. No dividend shall be payable except out of the profits of the Company, and no dividend shall carry interest as against the Company.

        105. The declaration of the directors as to the amount of the net profits of the Company shall be conclusive.

        106. The directors may from time to time pay to the members such interim dividends as in their judgment the position of the Company justifies.

        107. The directors, on declaring a dividend, may resolve that such dividend be paid wholly or in part by the distribution of specific assets, and in particular of paid up shares, debentures, bonds or debenture stock of the Company or paid up shares, debentures, bonds or debenture stock of any other company or in any one or more of such ways.

        108. The directors may resolve that any moneys, investments, or other assets forming part of the undivided profits of the Company in the hands of the Company and available for dividend, or representing premiums received on the issue of shares and standing to the credit of the share premium account, be capitalized and distributed amongst such of the Shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportions on the footing that they become entitled thereto as capital and that all or any part of such capitalized fund be applied on behalf of such Shareholders in paying up in full either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly or in or towards payment of the uncalled liability on any issued shares or debentures or debenture stock, and that such distribution or payment shall be accepted by such Shareholders in full satisfaction of their interest in the said capitalized sum.

        109. For the purposes of giving effect to any resolution under the two last preceding Articles, the directors may settle any difficulty which may arise in regard to the distribution as they think expedient, and in particular may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payment shall be made to any members upon the footing of the value so fixed, or that fractions of less value than $5.00 may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the directors. Where requisite, a proper memorandum shall be filed in accordance with the Act.

        110. A transfer of shares shall not pass the right to any dividend declared thereon after such transfer and before the registration of the transfer.

        111. Any one of several persons who is registered as the joint holder of any share may give effectual receipts for all dividends and payments on account of dividends in respect of such share.

        112. Unless otherwise determined by the directors, any dividend may be paid by a cheque or warrant delivered to or sent through the post to the registered address of the member entitled, or, in the case of joint holders, to the registered address of that one whose name stands first on the Register, in respect of the joint holding; and every cheque or warrant so delivered or Sent shall be made payable to the order of the person to whom it is delivered or sent.

        113. Notice of the declaration of any dividend, whether interim or otherwise, shall be given to the holders of registered shares in the manner hereinafter provided.

        114. All dividends unclaimed for one year after having been declared may be invested or otherwise made use of by the directors for the benefit of the Company until claimed.

                                    ACCOUNTS

        115. The directors shall cause proper books of account to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipts and expenditures take place, and of all sales and purchases of goods by the Company, and of the assets and credits and liabilities of the Company.

        116. The books of account shall be kept at the Office of the Company or such other place as the directors think fit.

        117. The directors shall from time to time determine whether, and to what extent, the accounts and books of the Company, or any of them, shall be open to the inspection of the members, and no member shall have any right of inspecting any account or book or document of the Company except as conferred by statute, or authorized by the directors, or by a resolution of the Company in general meeting.

        118. At the ordinary general meeting in every year, the directors shall lay before the Company the financial statements required by the Act, the report of the auditor, if any, to the members and, if the Company is a Reporting Issuer, the report of the directors.

        119. The financial statements shall be approved by the Board and such approval shall be evidenced by the signatures of two directors to the balance sheet or by the sole Director where there is only one.

        120. The directors not less than seven days before the date of the ordinary general meeting shall send copies of the financial statements and the report of the auditor, if any, thereon to all members holding voting securities or otherwise entitled to receive notice of the general meeting.

                                      AUDIT

        121. Unless in respect of a financial year the Company is exempt from the requirements of the Act regarding the appointment and duties of an auditor, an auditor shall be appointed in accordance with the Act. The auditor's duties will be regulated in accordance with the Act.

        122. Every account of the directors, when audited and approved by a general meeting, shall be conclusive, except as regards an error discovered therein within three months next after the approval thereof. Whenever any such error is discovered within the period, the account shall forthwith be corrected, and thenceforth shall be conclusive.

                                     NOTICES

        123. A notice, statement or report may be given or delivered by the Company to any Shareholder or director either by delivery to him personally or by sending it by registered mail or facsimile to him to his last known address (if Sent by mail) or facsimile number (if sent by facsimile) indicated in the records of the Company. Where a notice, statement or report is sent by mail or by facsimile, service or delivery of the notice, statement or report shall be deemed to be effected if properly addressed and mailed (if sent by mail) or properly transmitted and telefaxed (if sent by facsimile) and to have been given five days (excluding Saturdays and Sundays) following the date of mailing (if sent by mail) or one day (excluding Saturdays and Sundays) following the date the facsimile was telefaxed (if sent by facsimile). A certificate signed by the Secretary or other officer of the Company that the letter, envelope or facsimile containing the notice, statement or report was so addressed and mailed shall be conclusive evidence thereof.

        124. A notice, statement or report may be given or delivered by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.

        125. Notice of every general meeting or meeting of Shareholders holding a class of shares shall be given in a manner hereinbefore authorized to every Shareholder holding, at the time of the issue of the notice or the date fixed for determining the Shareholders entitled to such notice, whichever is the earlier, shares which confer the right to notice of and to attend or vote at any such meeting. No other person except the auditor of the Company and the directors of the Company shall be entitled to receive notices of any such meeting.

                                    INDEMNITY

        126. Every director, manager, Secretary, Treasurer, and other officer or servant of the Company shall be indemnified by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses which any director, manager, Secretary, Treasurer or other officer or servant may incur or become liable to by reason of any contract entered into, or act or thing done by him as such officer or servant, or in any way in the discharge of his duties, including traveling expenses, and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the members over all other claims.

        127. No director or officer of the Company, in his capacity as a director or officer, respectively, shall be liable for acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Company or through the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any money, securities or effects shall be deposited, or for any loss occasioned by error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same happen through his own dishonesty.

                                  APPENDIX "A"

The rights, privileges, restrictions and conditions attaching to each of the Class B Shares, Class C Shares, Class D Shares and Common Shares are as follows:

DEFINITIONS

The terms set out below shall have the following meanings when used herein:

"ACG" means Advanced Communications Group, Inc.

"ACG CLOSING PRICE" means the closing price of ACG common stock on the New York Stock Exchange on the date of completion of the transactions contemplated by the YPTel Agreement.

"ADJUSTED SHARE BASE" means the Common Shares of the Initial Common Shareholders and the Common Shares attributable to the holders of the Class C Shares, assuming the conversion of the Class C Shares into Common Shares pursuant to the provisions hereof.

"ARTICLES" means the articles of the Corporation, as amended from time to time.

"CANTERBURY LOAN AGREEMENT" means the Subordinated Loan Agreement among POP Acquisition, Inc., the Lenders named therein and Canterbury Mezzanine Capital, L.L.P., as agent for those persons who are Lenders (as therein defined) from time to time thereunder, dated as of November 1,1998, together with any and all amendments made from time to time and any agreement replacing or superseding such Subordinated Loan Agreement.

"COMMON SHARE REORGANIZATION" has the meaning attributed to it in section 6.1.

"CONVERSION BASIS" has the meaning attributed to it in section 5.1.

"EQUITY VALUE OF THE CORPORATION" means, as of the effective date of conversion of the Special Shares to Common Shares,

        (a) in the case of a Going Public Transaction, the aggregate market capitalization in such Going Public Transaction of the Corporation; and

        (b) in any case other than a Going Public Transaction, the Fair Market Value of the Corporation.

"EVENT" means the occurrence of any of the following:

        (a)     a Going Public Transaction; or

        (b) the completion of the transactions contemplated by the YPTel Agreement.

"EXCHANGE RATE" means the Canadian dollar equivalent of one U.S. dollar as of the time of closing of the New York Stock Exchange on the date of the completion of the transactions contemplated by the YPTel Agreement.

"FAIR MARKET VALUE" means, 15,000,000 times the ACG Closing Price.

"GOING PUBLIC TRANSACTION" means any transaction whereby the Corporation or its successor or assign becomes a reporting issuer in the Province of Ontario or attains a substantially similar status under the laws of any other jurisdiction including by way of merger, reorganization, or otherwise and the date of occurrence thereof shall be deemed the date of the filing of a final prospectus or comparable document for an initial public offering of the shares of the Corporation or the completion of another transaction whereby securities of the Corporation, are offered to the public.

"GOING PUBLIC TRANSACTION SHARE PRICE" means the price per Common Share at Which the Common Shares are offered under the Going Public prospectus.

"INITIAL COMMON SHAREHOLDERS" means those shareholders of the Corporation who held Common Shares of the Corporation as of November 20, 1998.

"LENDERS" means the several lenders from time to time who are parties to the Loan Agreement and holders of the Notes.

"LOAN AGREEMENT" means the Subordinated Loan Agreement among PCP Acquisition, Inc., as borrower, the Lenders, as lenders, and Canterbury Mezzanine Capital, L.P., as agent for the Lenders, dated as of the 1st day of November, 1998.

"NOTES" means the evidences of indebtedness to be issued by PCP Acquisition, Inc. with respect to advance(s) made to it by the Lenders.

"ORIGINAL CAPITAL INVESTED" means the capital invested in Common Shares of the Corporation by the Initial Common Shareholders, denominated in Canadian dollars and based on an exchange rate of 1.53 Canadian dollars for each U.S. dollar.

"SHARE BASE" means all the issued and outstanding Common Shares, including those Common Shares which would result if all issued and outstanding Special Shares were converted to Common Shares pursuant to the provisions hereof.

"SPECIAL SHARES" means the Class B Shares, Class D Shares and, if issued, Class C Shares.

"WARRANT" means either of the warrants issued by the Corporation to the Lenders, as such term is used in the Canterbury Loan Agreement, and "WARRANTS" means both of them, and any successor warrants issued by the Corporation on the transfer of any outstanding Warrant as permitted by the terms of the Warrant certificate representing any such Warrant, and the terms of the Canterbury Loan Agreement.

"YPTEL AGREEMENT" means the Amended and Restated YPTel Agreement made and entered into as of October 26, 1999 by and among ACG, the Corporation, the shareholders of the Corporation, Jeffrey L. Rosenthal, Stephen D. Lister and Imperial Capital Limited.

1.      CLASS B SHARES

1.1 Payment of Dividends: The holders of Class B Shares shall be entitled to receive such dividends (if any) as the board of directors of the Corporation may in its discretion declare, provided that any dividend declared must be upon the Common Shares and all of the Special Shares and Warrants and with respect to the aggregate amount of each dividend declared, the holders of the Class B Shares as a class shall be entitled to 25% of such aggregate amount after deducting the entitlements with respect to such dividend of the holders of the Class C Shares, the Warrants and the dividends contemplated by subsection 1.4(c) hereof.

1.2 Participation upon Liquidation. Dissolution or Winding Up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the property or assets of the Corporation among its shareholders (other than by way of dividend out of moneys of the Corporation properly applicable to the payment of dividends), the holders of Class B Shares shall be entitled to receive an amount equal to 25% of such property or assets of the Corporation remaining after deducting the respective entitlements with respect thereto of the holders of the Class C Shares, the Warrants and an amount equal to the Original Capital Invested and a cumulative return on the Original Capital Invested of 8% per annum, not compounded, accruing from November 20, 1998.

1.3 Voting Rights: The holders of Class B Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and to one vote in respect of each Class B Share held at all such meetings.

1.4 Conversion upon the Occurrence of an Event: Upon the occurrence of an Event, the issued and outstanding Class B Shares shall be converted into fully paid Common Shares as the same shall be constituted at the time of conversion at a rate for each Class B Share determined as follows, without the necessity of any action by the holders thereof or the Corporation. From the Equity Value of the Corporation at the effective date of conversion, converted to Canadian dollars at the Exchange Rate, shall be deducted:

        (a) the proportions of the Equity Value of the Corporation which reflect the interests therein of the holders of the Class C Shares and the Warrants, converted to Canadian dollars at the Exchange Rate;

        (b)     the Original Capital Invested; and

        (c) an amount equal to 8% per annum, cumulative, not compounded, upon the Original Capital Invested, accruing from November 20, 1998 to the time of conversion.


If the result is a nil or negative amount, the holders of the Class B Shares shall receive no Common Shares as a result of such conversion. If the result is a positive amount, the holders of the Class B Shares shall be entitled to that number of Common Shares, in the aggregate, which upon the completion of the transactions contemplated by the YPTel Agreement would entitle the holders thereof to that number of shares of ACG common stock which, in the aggregate, valued at the ACG Closing Price expressed in Canadian dollars at the Exchange Rate, would equal 25% of such positive amount. No partial conversions shall be allowed and no conversions shall be allowed otherwise than as aforesaid.

2.      CLASS C SHARES

2.1 Payment of Dividends: The holders of the Class C Shares and Warrants shall be entitled to receive such dividends (if any) as the board of directors of the Corporation may in its discretion declare, provided that any dividend declared must be upon the Common Shares and all of the Special Shares and with respect to the aggregate amount of each dividend declared the holders of the Class C Shares and the holders of the Warrants as a class shall be entitled to receive such percentage as represents the percentage of Common Shares into which the Class C Shares and Warrants would be converted as provided for in section 2.4 hereof if at the time of declaration of such dividend such conversion were effective.

2.2 Participation upon Liquidation, Dissolution or Winding up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of the property or assets of the Corporation among its shareholders (other than by way of dividend out of property or assets of the Corporation property applicable to the payment of dividend), the holders of the Class C Shares and the holders of the Warrants as a class shall be entitled to receive an amount equal to such percentage of such property or assets of the Corporation as represents the percentage of Common Shares into which the Class C Shares and Warrants would be converted as provided for in section 2.4 hereof if at the time of such distribution such conversion were effective.

2.3 Voting Rights: The holders of Class C Shares and the holders of the Warrants shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and the holders of the Class C Shares shall be entitled to one vote in respect of each Class C Share held at all such meetings.

2.4 Conversion to Common Shares:

Upon the repayment of the Notes in full, all the issued and outstanding Class C Shares shall be converted into:

        (a) if the Notes are repaid within 12 months of November 20, 1998 (the "First Date"), that number of fully paid Common Shares representing 4% in the aggregate of the Share Base;

        (b) if the Notes are repaid at a time following the First Date but within 18 months of November 20, 1998 (the "Second Date"), that number of fully paid Common Shares representing 8% in the aggregate of the Share Base;

        (c) if the Notes are repaid at a time following the Second Date but within 24 months of November 20, 1998 (the "Third Date"), that number of fully paid Common Shares representing 10% in the aggregate of the Share Base; and

        (d) if the Notes are repaid at any time following November 20, 2000, that number of fully paid Common Shares representing 12% in the aggregate of the Share Base;

Such conversions shall occur without the necessity of any action by the holders of the Class C shares or the Corporation. No partial conversions shall be allowed and no conversions shall be allowed otherwise than as aforesaid.

3.      CLASS D SHARES

3.1 Payment of Dividends: The holders of Class D Shares shall be entitled to receive such dividends (if any) as the board of directors of the Corporation may in its discretion declare, provided that any dividend declared must be upon the Common Shares and all of the Special Shares and the Warrants and with respect to the aggregate amount of each dividend declared the holders of the Class D Shares as a class shall be entitled to receive such percentage of such aggregate amount as represents the number of Common Shares into which the Class D Shares would be converted as provided for in section 3.4 hereof if at the time of declaration of such dividend such conversion were effective, subject to dilution as provided therein.

3.2 Participation upon Liquidation. Dissolution or Winding-Up: In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of property or assets of the Corporation among its shareholders, (other than by way of dividend out of moneys of the Corporation properly applicable to the payment of dividends), the holders of the Class D Shares shall be entitled to receive an amount equal to such percentage of the aggregate amount of such property or assets of the Corporation pari passu with the entitlements of holders of Class B Shares, Class C Shares and Common Shares referred to therein as represents the percentage of Common Shares into which the Class D Shares would be converted as provided for in section 3.4 hereof if at the time of such distribution such conversion were effective, provided that an amount at least equal to the Original Capital Invested and a cumulative return thereon of 8% per annum not compounded remains available for distribution to the Initial Common Shareholders, subject to dilution as provided in section 3.4 hereof.

3.3 Voting Rights: The holders of the Class D Shares shall be entitled to receive notice of and to attend all meetings of the shareholders of the Corporation and to one vote per Class D Share at all such meetings.

3.4 Conversion on the occurrence of an Event: Upon the occurrence of an Event, the issued and outstanding Class D Shares shall be converted into fully paid Common Shares, on the basis of the Common Shares resulting from such conversion comprising:


        (i) 2.2546% of the Adjusted Share Base if the entitlement of the Class C Shares is determined under subsection 2.4 (a);

        (ii) 2.1606% of the Adjusted Share Base if the entitlement of the Class C Shares is determined under subsection 2.4 (b);

        (iii) 2.1137% of the Adjusted Share Base if the entitlement of the Class C Shares is determined under subsection 2.4 (c);

        (iv) 2.0667% of the Adjusted Share Base if the entitlement of the Class C Shares is determined under subsection 2.4 (d),

without the necessity of any action by the holders of the Class D Shares or the Corporation, subject to dilution by the Common Shares resulting from the conversion of Class B Shares under section 1.4 hereof and dilution upon the Issuance of additional shares from time to time. No partial conversions shall be allowed and no conversion shall be allowed otherwise than as aforesaid.

4.      COMMON SHARES

4.1 Payment of Dividends: The holders of Class B Shares, Class C Shares, Class D Shares and Common Shares shall be entitled to receive such dividends (if any) as the board of directors of the Corporation may in its discretion declare, provided that any dividend declared must be upon all of the Class B Shares, Class C Shares, Class D Shares and Common Shares and with respect to the aggregate amount of each dividend declared the holders of the Common Shares as a class shall be entitled to receive that portion of such aggregate amount remaining after deducting the respective entitlements with respect to such dividend of the holders of Class B Shares, Class C Shares and Class D Shares.

4.2 Participation upon Liquidation, Dissolution or Winding Up: In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the property or assets of the

Corporation among its shareholders (other than by way of dividend out of moneys of the Corporation properly applicable to the payment of dividends), the holders of the Common Shares shall be entitled to receive an amount equal to that portion of the property and assets of the Corporation remaining after deducting the respective entitlements with respect thereto of the holders of Class B Shares, Class C Shares and Class D Shares.

4.3 Voting Rights: The holders of the Common Shares shall be entitled to receive notice of and to attend any meeting of the shareholders of the Corporation and to one vote per Common Share at any such meeting.

5.      PROVISIONS APPLICABLE TO CONVERSION OF SPECIAL SHARES

        For the purposes of the conversion of Special Shares into Common Shares:

5.1 "Conversion Basis" at any time shall mean the number of Common Shares of the Corporation into which at such time Special Shares shall be converted in accordance with the provisions of this Schedule "A";

5.2 Immediately following such automatic conversion of Special Shares the share certificates for the Common Shares of the Corporation resulting therefrom shall be issued in the name of the registered holder of the Special Shares so converted and the share certificates for the Special Shares shall be deemed to have been cancelled by the Corporation.

5.3 Such conversion of Special Shares into Common Shares shall be deemed to have occurred and the registered holders of Special Shares so converted shall be deemed to have become holders of Common Shares of record of the Corporation for all purposes upon the occurrence of an Event, notwithstanding that the delivery of certificates representing the Common Shares into which such Special Shares have been converted will occur subsequently.

6.      ANTI-DILUTION PROVISIONS

6.1 If and whenever at any time the outstanding Common Shares shall be subdivided, redivided or changed into a greater or consolidated into a lesser number of shares (any such event being herein called a "Common Share Reorganization"), the Conversion Basis then in effect shall be adjusted immediately after the effective date or record date at which the holders of Common Shares are determined for purposes of the Common Share Reorganization by multiplying the Conversion Basis in effect immediately prior to such effective date or record date by a fraction, the numerator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization and the denominator of which shall be the number of Common Shares outstanding on such effective date or record date before giving effect to such Common Share Reorganization.

6.2 If and whenever at any time there is a capital reorganization of the Corporation other than a Common Share Reorganization, or a consolidation or merger or amalgamation of the Corporation with or into any other company or body corporate or a sale whereby all or substantially all of the Corporation's undertaking and assets would become the property of any other company or body corporate, each registered holder of Special Shares shall be entitled to receive and shall accept, upon such capital reorganization, consolidation, merger, amalgamation or sale of such shares or other securities or property of the Corporation or of the company or body corporate resulting from the capital reorganization, consolidation, merger or amalgamation or to which such sale may be made, as the case may be, special shares that are the same or substantially the same as the Special Shares to which such registered holder of Special Shares was entitled prior to such capital reorganization, consolidation, merger, amalgamation or sale and such special shares shall be automatically convertible into Common Shares in accordance with provisions similar, as nearly as may be, to corresponding provisions of these Articles.

7.      RESTRICTION ON ISSUES

        Notwithstanding anything to the contrary, nothing in these Articles shall restrict the issuance of additional securities by the Corporation; provided only that no securities shall be issued by the Corporation that results In dilution of the rights of the holders of the Class C Shares without their consent.

8.      VOTING

        Notwithstanding the provisions of each of sections 1.3, 2.3 and 3.3 hereof, all shares shall vote as one class.